UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

_______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2022

_____________

Crexendo, Inc.
(Exact Name of Registrant as Specified in Its Charter)

_______________

Nevada	001-32277	87-0591719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street, Tempe, AZ 85281

(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CXDO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Distribution

As previously disclosed, on October 17, 2022, Crexendo, Inc. (the “Company”) entered into an Acquisition Agreement with Bryan J. Dancer, an individual (“Seller”), and Allegiant Networks, LLC, a Kansas limited liability company (the “Allegiant Networks”) to acquire from Seller one hundred percent (100%) of the membership interests of Allegiant Networks.

On November 1, 2022,  Crexendo completed the acquisition referenced above.

The foregoing description is qualified in its entirety by reference to the full text of the Acquisition Agreement, which has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K and 8-K-A dated October 21, 2022 and is incorporated in this Report by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required by this Item 9.01(a), if any, will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date the Company’s Current Report on Form 8-K dated October 21, 2022 announcing the transaction.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b), if any, will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date the Company’s Current Report on Form 8-K dated October 21, 2022 announcing the transaction.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crexendo, Inc.

Dated: November 1, 2022	By:	/s/ Ronald Vincent
Chief Financial Officer

3